Exhibit (10)(ap)



                                  PREMIER PARKS INC.
                         1998 STOCK OPTION AND INCENTIVE PLAN


          I.    THE PLAN

                There is hereby established the 1998 Stock Option and Incentive Plan (the "Plan") for Premier Parks Inc. (the "Company"), under which options may be granted to purchase shares of the common stock of the Company, under which shares of such common stock may be sold at incentive prices below the market price at the time of sale, and under which stock appreciation rights may be granted.

          II.   AMOUNT OF STOCK

                A maximum of four million (4,000,000) shares of the Company's common stock may be issued under the Plan upon exercises of options or stock appreciation rights or upon purchases at incentive prices. Such shares may be authorized but unissued shares, shares held in the treasury or outstanding shares purchased from their owners on the market or otherwise.
          If any option or stock appreciation right granted under the Plan terminates for any reason or expires before the option or stock appreciation right is exercised in full or if any shares sold under the Plan are reacquired by the Company by reason of any right to reacquire such shares established at the time the shares were initially sold, the shares previously reserved for issuance upon exercise of such option or stock appreciation right or the shares so reacquired shall count toward the maximum number of shares that may be issued under the plan, as adjusted pursuant to the next paragraph, and such shares shall not again be available to be issued under the Plan. A reduction of the exercise price of an option shall be treated for purposes of the preceding sentence as the expiration of the option and the issuance of a new option.

                If the outstanding shares of the Company's common stock are from time to time increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through merger, consolidation, reorganization, split-up, split-off, spin-off, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the number and kind of shares which may be issued upon purchases made under the Plan and an appropriate and proportionate adjustment shall be made in the number and kind of shares and/or other property which may be issued upon exercise of options or stock appreciation rights granted under the Plan such that each such option or stock appreciation right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the shares subject to the option or stock appreciation right had such option or right been exercised in full immediately prior to such increase, decrease or change.
          Such adjustment shall be made successively each time that any

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          such increase, decrease or change is made.  In addition, in the event of any such increase, decrease or change, the Committee shall make such further adjustments as are appropriate to the maximum number of shares subject to the Plan or to the other provisions of the Plan or of incentive stock issued or options or stock appreciation rights granted thereunder. Notwithstanding the foregoing, each such increase, decrease, change or other adjustment with respect to an incentive stock option, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (hereafter, an "Incentive Stock Option")
          (i) shall comply with the requirements to be an issuance or assumption of a stock option in a transaction to which
          Section 424(a) of the Code applies and (ii) shall not be made if, as a result, an Incentive Stock Option granted hereunder would not be an Incentive Stock Option.

                To the extent that the aggregate fair market value of stock subject to one or more Incentive Stock Options that are first exercisable by an individual in any calendar year under the Plan (and under all other plans of the Company and its subsidiary corporations) exceeds $100,000, determined as of the time the option is granted, such options shall be treated as options that are not Incentive Stock Options. This limitation will be applied by taking into account options in the order in which they were granted and without taking into account Incentive Stock Options that were granted before 1987.

          III.  ADMINISTRATION

                (a) The Plan shall be administered by a Committee of Directors of the Company appointed by the Board of Directors which shall include not less than two Directors of the Company, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. Acts of the Committee may be authorized by a vote of the members if (i) at a meeting, held at a time and place and in accordance with rules adopted by the Committee, at which a majority of the members of the Committee are present and acting, or (ii) reduced to and approved in writing by a majority of the members of the Committee.

                (b) Subject to the express terms and conditions of the Plan, the Committee shall have full power to construe the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The exercise of these powers by the Committee shall be conclusive and binding upon all present, past and future participants in the Plan.

                (c) The Committee may from time to time determine to which officers or other employees eligible for selection as participants in the Plan, if any, options or stock appreciation rights shall be granted or shares shall be sold under the Plan,

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          the number of shares which may be issued upon exercise of any such option or which may be sold to any such participant, the restrictions and forfeiture provisions related to any such grant or sale, the period during which any option or stock appreciation right may be exercised, the circumstance under which the period of exercise may be accelerated, the exercise price of any option or right and the purchase price of any shares, the means of payment of the exercise price and of any withholding taxes upon exercise of any option or for any shares, and the extent to which any option, right or share may be transferred to family members of the participant, trusts for the benefit of such family members or partnerships of which such family members are the only partners, determined in each case in accordance with the provisions of the Plan. In addition, with respect to awards that are intended to qualify as "qualified performance-based compensation" under Treasury Regulation Section 1.162-27(e), the Committee shall have full power and discretion to establish and administer performance goals and business criteria, establish performance periods, and to certify that performance goals have been attained, in each case, to the extent required to comply with Section 162(m) of the Code.

                (d) The Committee may from time to time, with the consent of the participant, adjust or reduce the option prices of options held by such participant by cancelling such options and granting options to purchase the same or a lesser number of shares at lower option prices or by modifying, extending or renewing such options, as those terms are defined in Section 424(h) of the Code, and the applicable regulations thereunder. The Committee may, from time to time, conditionally or unconditionally accelerate, in whole or in part, rights to exercise any option granted under the Plan.

                (e) The Committee shall report in writing to the Secretary of the Company the names of the officers or other employees selected as participants in the Plan, and the terms and conditions of the options to be granted or the shares to be sold to each of them.

          IV.   ELIGIBILITY FOR PARTICIPATION

                All officers and key employees of the Company and its subsidiary corporations (including officers or employees who are members of the Company's Board of Directors, but excluding directors who are not officers or employees) shall be eligible for selection as participants in the Plan. For this purpose a "subsidiary corporation" is a corporation so defined under
          Section 424(f) of the Code.

          V.    TERMS AND CONDITIONS OF OPTIONS AND STOCK APPRECIATION
                RIGHTS

                The terms and conditions of each option granted under the Plan shall be evidenced by a Stock Option Agreement executed by the Company and the participant, which shall contain the following provisions, if applicable:

                (a) The number of shares which may be issued upon exercise of the option, the period during which the option may be exercised,

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          the purchase price or prices per share to exercise the option, and the means of payment for the shares and for any withholding taxes imposed upon exercise of the option; provided, however, that notwithstanding any other provision of the Plan to the contrary, an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted, and, provided, further, that in the case of an Incentive Stock Option granted to a person who, at the time such Incentive Stock Option is granted, owns shares of the Company or any of its subsidiary corporations which possess more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of such subsidiary corporations, such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date such option is granted, and, provided, further, that the purchase price or prices of each share of the Company's common stock subject to any option under the Plan shall be determined as follows:

                    (i) The purchase price of each share subject to an Incentive Stock Option under the Plan shall be not less than one hundred percent (100%) of the fair market value of such share on the date the option is granted; provided, however, that in the case of an Incentive Stock Option granted to a person who, at the time such Incentive Stock Option is granted, owns shares of the Company or any of its subsidiary corporations which possess more then ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of such subsidiary corporations, the purchase price of each share subject to such Incentive Stock Option shall be not less than one hundred and ten percent (110%) of the fair market value of such share on the date the option is granted. In determining stock ownership by an employee for any purpose under the Plan, the rules of Section 424(d) of the Code shall apply, and the Board of Directors and the Committee may rely on the representations of fact made to them by the employee and believed by them to be true.

                    (ii) The purchase price of each share subject to a
                nonqualified stock option under the Plan shall be determined by the Committee prior to granting the option. The Committee shall set the purchase price for each share subject to a nonqualified stock option at either the fair market value of such share on the date the option is granted, or at such other price as the Committee in its sole discretion shall determine; provided, however, that in no event shall the purchase price of a share subject to a nonqualified stock option under the Plan be less than 50% of the fair market value of such share on the date the option is granted.

                    (iii) The fair market value of the shares on a particular date shall be deemed to be the average (mean) of the reported "high" and "low" sales prices of such shares on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such

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                shares are then listed or traded.  If such shares are not
                listed or traded on any national securities exchange, then, in each case, to the extent the Committee determines in good faith that the following prices arise out of a bona fide, established trading market for the shares: (i) the average of the reported "high" and "low" sales price of such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System, or, if such prices are not reported thereon, the average of the closing bid and asked prices as so reported, or (ii) if such prices are not reported, then the average of the closing bid and asked prices reported by the National Quotation Bureau Incorporated. In all other cases, the fair market value of a share shall be established by the Committee in good faith.

                (b) Such terms and conditions of exercise as may be set by the Board of Directors or the Committee and specified in the Stock Option Agreement.

                (c) That the option, in the case of an Incentive Stock Option, is not transferable other than by will or the laws of descent and distribution and is exercisable during the grantee's lifetime only by the grantee or, if the grantee is disabled, by his guardian or legal representative or, in the case of a nonqualified stock option, is not transferable other than by will, the laws of descent and distribution or, to the extent and subject to any condition provided in the Stock Option Agreement, to immediate family members of the grantee, trusts for the exclusive benefit of such family members or partnerships of which such family members are the only partners.

                (d) In addition to the restrictions set forth in (c) above, such restrictions on transfer of the option, and such restrictions on transfer of the shares acquired upon exercise of the option, as may be set by the Committee.

                (e) Such other terms and conditions not inconsistent with the Plan as may be set by the Committee, including provisions allowing acceleration of options upon a change of control of the Company or otherwise.

                (f) In the discretion of the Committee, any option granted hereunder may provide that such option may be exercised by the holder's surrender of all or part of such option to the Company in exchange for a number of shares of the Company's common stock having a total market value, as of the date of surrender, equal to the excess of (i) the market value, as of the date of surrender, of the number of shares that could be acquired by the exercise of the portion of the option that is surrendered, over
          (ii) the aggregate exercise price which would otherwise be paid to the Company upon a normal exercise of the option as to that number of shares. In the event the foregoing calculation would require the issuance of a fractional share, the Company shall, in lieu thereof, pay cash to the holder in an amount equal to the

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          fair market value of such fractional share as of the date of surrender.

                (g) The Committee may, in its discretion, grant stock appreciation rights to participants who are concurrently being granted, or previously have been granted, options under the Plan. A stock appreciation right shall be related to a particular option (either to an option previously granted or to an option granted concurrently with the stock appreciation right) and shall entitle the participant, at such time or times as the related option is exercisable, and upon surrender of the then exercisable option, or part thereof, and exercise of the stock appreciation right, to receive payment of an amount determined pursuant to paragraph (ii) below.

                Stock appreciation rights shall be subject to the following terms and conditions, to the terms of subsection (c) above regarding the transferability of nonqualified stock options, and to such other terms and conditions not inconsistent with the Plan as the Committee may approve and direct:

                    (i) A stock appreciation right shall be exercisable by a participant at such time or times, and to such extent, as the option to which it relates is then exercisable; provided, however, that a stock appreciation right may be exercised for cash only during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following such date and, provided further, that the Committee may impose such other conditions on exercise as may be required to satisfy the requirements of Rule 16b-3 under the Exchange Act (or any successor provision in effect at that time).

                    (ii) Upon exercise of the stock appreciation right and
                surrender of the corresponding exercisable portion of the related option, a participant shall be entitled to receive payment of an amount determined by multiplying:

                         A. the difference obtained by subtracting the option exercise price per share of common stock under the related option from the fair market value of a share of common stock of the Company on the date of exercise of the stock appreciation right, by

                         B. the number of shares subject to the related option with respect to which the stock appreciation right is being exercised.

                    (iii) Unless otherwise provided, payment of the amount determined under the preceding paragraph (ii) shall be made one-half in cash and one-half in shares of common stock of the Company valued at their fair market value on the date of exercise of the stock appreciation right, provided, however, that the Committee, in its sole

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                discretion, may either require or allow the holder of the
                stock appreciation right to elect for the stock appreciation right to be settled solely in such shares, solely in cash, or in some other proportion of shares and cash, and provided, further, that cash shall, in any event, be paid in lieu of fractional shares.

                    (iv) The shares and/or cash delivered or paid to a
                participant upon exercise of the stock appreciation right shall be issued or paid in consideration of services performed for the Company or for its benefit by the participant.

                (h) Notwithstanding anything herein to the contrary, during the term of the Plan, no participant may be granted options or other rights to purchase, including stock appreciation rights with respect to, more than 50% in the aggregate of the number of shares of common stock authorized to be issued under the Plan, counted as provided in, and as adjusted pursuant to, Section II above.

          VI.   LIMITATION ON PRICE FOR SHARES

                No option shall be granted under the Plan, and no stock shall be sold under the Plan at an exercise price in the case of options or a purchase price in the case of direct sales of stock that is less than the par value of the shares optioned or sold.

          VII.  PROCEEDS FROM SALES OF SHARES

                The proceeds from the sale of shares under the Plan, upon the exercise of options or directly, shall be added to the general funds of the Company and may thereafter be used from time to time for such corporate purposes as the Board of Directors may determine and direct.

          VIII. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

                The Board of Directors may at any time amend, suspend or terminate the Plan. However, no such action by the Board of Directors may be taken without the approval of the stockholders of the Company entitled to vote thereon if such action would increase the aggregate number of shares subject to the Plan (other than pursuant to Section II of the Plan), change the provisions regarding eligibility for participation in the Plan, reduce the exercise price of an Incentive Stock Option to below the price required by Section V(a)(i) of the Plan or materially increase the benefit accruing to participants under the Plan. No amendment, suspension or termination of the Plan shall alter or impair any rights or obligations under any outstanding Stock Option Agreement without the consent of the holder.

          IX.   PROVISIONS FOR EMPLOYEES OF SUBSIDIARIES

                In connection with the granting of an option or the sale of any shares to a participant who is an employee of a subsidiary

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          corporation, as defined in Section IV of the Plan, the Company may sell the shares to be optioned or sold to such employee to the subsidiary corporation which is his employer, at a price which shall be not less than the option exercise price or the purchase price of the shares paid by such participant, but which may be more, in order that the shares sold to the participant, or issued to the participant upon exercise of an option may be issued or sold to him directly by his employer corporation.

          X.    EFFECTIVE DATE AND TERMINATION OF THE PLAN

                (a) The Plan shall be submitted for a vote at a meeting of the stockholders of the Company or shall be approved by written consent of the stockholders in accordance with and only to the extent permitted by the Company's charter and by-laws and by applicable state laws prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options; provided, that if applicable state law does not provide a method and degree of required approval, the Plan must be approved by a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

                (b) If approved by the stockholders of the Company within 12 months before or after adoption of the Plan by the Board, the Plan shall become effective on the later of the date of such stockholder approval or the date of adoption of the Plan by the Board (the "Effective Date"). Unless sooner terminated by the Board, the Plan shall terminate on the date ten (10) years after the earlier of (i) the date the Plan is adopted by the Board or
          (ii) the Effective Date. After termination of the Plan, no further options may be granted or shares sold under the Plan (other than upon the exercise of options previously granted under the Plan); provided, however, that such termination will not affect any options granted or shares sold prior to termination of the Plan.

          XI.   MISCELLANEOUS

                (a) The invalidity or illegality of any provision of the Plan shall not affect the validity or legality of any other provision of the Plan.

                (b) The Plan, any options or stock appreciation rights granted or shares sold thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware from time to time obtaining.

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